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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in the Registration Statement on Form S-11 of ZAIS Financial Corp. of our report dated April 27, 2012 relating to the financial statements of ZAIS Financial Corp., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 8, 2013

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  Exhibit 23.3